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Exhibit 10.5

REVOLVING CREDIT AGREEMENT

dated as of April 27, 2004

by and between

EDISON MISSION MARKETING & TRADING, INC.
as Borrower

and

MIDWEST GENERATION, LLC,
as Lender

REVOLVING CREDIT AGREEMENT

        This REVOLVING CREDIT AGREEMENT, dated as of April 27, 2004 (this "Agreement"), is by and between EDISON MISSION MARKETING & TRADING., INC., a California corporation, as borrower ("Borrower"), and MIDWEST GENERATION, LLC, a Delaware limited liability company, as lender ("Lender").

RECITALS

        WHEREAS, Borrower may from time to time engage in Permitted Trading Activities, conducted for the benefit of the Lender, pursuant to which Borrower may from time to time be subjected to margin calls or be required to provide independent amounts or other collateral in support of such Permitted Trading Activities; and

        WHEREAS, Borrower has requested that Lender make revolving loans to Borrower, and/or have letters of credit issued on behalf of Borrower, from time to time in an aggregate amount not to exceed $200,000,000, in support of such Permitted Trading Activities; and

        WHEREAS, Lender may from time to time obtain funds to provide to Borrower, and/or have letters of credit issued on behalf of Borrower, under the MWG Credit Agreement referred to below, in each case to the extent that providing such funds and/or letters of credit constitute Permitted Marketing Support; and

        WHEREAS, Lender has agreed to make such loans to Borrower, and/or have letters of credit issued on behalf of Borrower, on the terms and subject to the conditions contained herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        1.1    Definitions.

          (a)    Credit Agreement.    Unless otherwise expressly provided herein, capitalized terms used but not defined in this Agreement (including in the recitals hereto) shall have the meanings given to such terms in the Credit Agreement, dated as of April 27, 2004 (as amended, supplemented, amended and restated, supplemented or otherwise modified in accordance with its terms, the "MWG Credit Agreement"), between Lender, certain commercial lending institutions party thereto, Citicorp North America, Inc., as administrative agent, and the issuing lenders party thereto.

          (b)    Other Defined Terms.    The following terms, when used herein, shall have the following meanings:

            "Borrower" shall have the meaning given to such term in the preamble.

            "Borrower's Representative" shall mean the persons designated in a notice provided by the President or Chief Executive Officer of Borrower to Lender from time to time, provided that the initial Borrower's Representatives shall be: the Vice President, Finance—Americas Group of Lender, the President of Borrower, the Director, Finance of Borrower, the Manager, Corporate Accounting of Borrower, and the Manager, Trade Accounting of Borrower.

            "Borrowing Deadline" shall have the meaning given to such term in Section 2.2.

            "Borrowing Request" shall mean a request for a Revolving Loan in the form and otherwise delivered in accordance with Exhibit B.

            "Event of Default" shall have the meaning given to such term in Section 3.1.

            "Lender" shall have the meaning given to such term in the preamble.

            "Lender's Representative" shall mean any person designated in a notice provided by the Chief Financial Officer of Lender to Borrower from time to time, and shall be a representative of Lender's cash management group authorized to receive and process Borrowing and Letter of Credit Requests under this Agreement, provided that the initial Lender's Representatives shall be Treasurer, Assistant Treasurer, Manager Treasury Operations, Manager Loan Administration, and Senior Cash Manager.

            "Letter of Credit" shall have the meaning given to such item in Section 2.1.

            "Letter of Credit Request" shall mean a request for a Letter of Credit in the form and otherwise delivered in accordance with Exhibit C.

            "Revolver Commitment" shall have the meaning given to such term in Section 2.1.

            "Revolver Note" shall have the meaning given to such term in Section 2.1.

            "Revolving Loan" shall have the meaning given to such term in Section 2.1.

            "Termination Date" shall mean the latest date during the "Working Capital Availability Period" provided for, and as defined, in the MWG Credit Agreement

        1.2    Principles of Construction.    Unless otherwise expressly provided herein, the principles of construction set forth in the MWG Credit Agreement shall apply to this Agreement.

ARTICLE 2

REVOLVING LOANS; LETTERS OF CREDIT; PAYMENTS

        2.1    Revolving Loans.

          Borrowings/Letters of Credit.    From time to time on any day occurring prior to the Termination Date, Lender shall make loans to Borrower (each a "Revolving Loan"), and/or cause to be issued letters of credit on behalf of Borrower (each a "Letter of Credit") in the amounts requested in writing by a Borrower's Representative; provided that (i) the aggregate amount of Revolving Loans and Letters of Credit outstanding shall not at any time exceed $200,000,000 (the "Revolver Commitment") and (ii) Lender shall not be required to make any such loan or cause the issuance of such letters of credit unless making such loans or causing the issuance of such letters of credit would constitute the provision of Permitted Marketing Support by Lender. Borrower may from time to time borrow, prepay, in whole or in part, and reborrow Revolving Loans and/or request the cancellation or reissuance of Letters of Credit. Simultaneously herewith, borrower shall execute a promissory note for Revolving Loans in form and substance substantially similar to Exhibit A hereto or otherwise in form and substance as is agreed by the parties hereto (the "Revolver Note"), in either case in the principal amount of the Revolver Commitment.

        2.2.    Procedure for Obtaining Revolving Loans.    By delivering a Borrowing Request to the Lender's Representative on or before the close of business, New York City time, on a Business Day (the "Borrowing Deadline"), the Borrower may from time to time irrevocably request, and Lender shall provide, Revolving Loans on the terms and subject to the conditions of this Agreement. By the close of business, New York City time, on the next succeeding Business Day, the Lender shall deposit immediately available funds in an account or accounts specified in the Borrowing Request. On the date of each such Revolving Loan, Lender's Representative shall record the details of such Revolving Loan on the grid attached to the Revolver Note.

        2.3.    Principal Payments.

          (a)    Regular Repayments.    The Revolving Loans shall mature, and Borrower unconditionally promises to pay in full the unpaid principal of each Revolving Loan to Lender, on the Termination Date. In addition, on each Friday (or if Friday is not a Business Day, the next preceding Business Day), Borrower shall repay to Lender the principal amount of any Revolving Loans which, taking into account any outstanding Letters of Credit issued pursuant to Section 2.5, are no longer required to provide Permitted Marketing Support.

          (b)    Optional Prepayments.    At any time and from time to time Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Revolving Loans. Each prepayment of Revolving Loans made pursuant to this clause (b) shall be without premium or penalty. No voluntary prepayment of Revolving Loans shall cause a reduction in the Revolver Commitment.

          (c)    Mandatory Prepayments.    Borrower shall, immediately upon any acceleration of Revolving Loans pursuant to Section 3.2, repay all Revolving Loans, unless, pursuant to Section 3.2(b), only a portion of all Revolving Loans is so accelerated, in which event Borrower shall repay such portion.

          (d)    Grid Update/Note Return.    On the date of repayment or prepayment of principal of, and payment of other amounts pursuant to Section 2.4 on, Revolving Loans issued pursuant to Section 2.1, Lender's Representative shall record the details of such repayment, prepayment or payment on the grid attached to the Revolver Note.

        2.4.    No Interest.    There shall be no interest payable in respect of Revolving Loans; provided that Borrower shall pay to Lender, in lieu of any such interest, any amounts received by Borrower from third parties constituting interest paid to Borrower by such third parties on amounts deposited by Borrower with such third parties to the extent that such deposits were made from the proceeds of Permitted Marketing Support. Such amounts shall be paid on each Friday (or if Friday is not a Business Day, the next preceding Business Day) after the date on which such amounts are received by Borrower.

        2.5.    Procedure for Obtaining Letters of Credit.    By delivering a Letter of Credit Request to the Lender's Representative on or before the close of business, New York City time, on a Business Day (the "Borrowing Deadline"), Borrower may from time to time irrevocably request, and Lender shall cause the issuance of, Letters of Credit which are expected to be substantially in the form of Attachment 1 to Exhibit C hereto, subject to any such Letter of Credit being acceptable to the issuer and the beneficiary thereof, and on the terms and subject to the conditions of this Agreement. Any such Letters of Credit shall be subject to the terms and conditions, timing restrictions, and other limitations, of the MWG Credit Agreement.

        2.6.    Draws on Letters of Credit.    Any draw on a Letter of Credit shall be treated hereunder as a conversion of the Letter of Credit to a Revolving Loan to the extent of the draw and effective as of the time of the draw.

ARTICLE 3

EVENTS OF DEFAULT; REMEDIES

        3.1    Events of Default Defined.    Each of the following events or occurrences described in this Section 3.1 shall constitute an "Event of Default" hereunder:

          (a)    Non-Payment of Obligations.    Borrower shall default in (i) the payment or prepayment when due of any principal of any Revolving Loan or (ii) the payment of any other amount in respect of any Revolving Loan, Letter of Credit or any other obligation of Borrower hereunder, and such failure to pay such amount shall continue for five (5) Business Days after any such amount or other obligation becomes due in accordance with the terms hereof.

          (b)    Breach of Warranty.    Any certificate furnished by or on behalf of Borrower to Lender for the purposes of or in connection with this Agreement is or shall be incorrect when made or deemed made in any material respect.

          (c)    Non-Performance of Covenants.    Borrower shall default in the due performance of any covenant or agreement contained herein and such default shall continue unremedied for a period of thirty (30) days after written notice thereof shall have been given to Borrower by Lender.

          (d)    Default on Other Indebtedness; Judgments.    (i) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any EMMT Indebtedness (other than EMMT Indebtedness described in clause (a) above) of Borrower having a principal amount, individually or in the aggregate, of at least $20,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such EMMT Indebtedness if the effect of such default is to accelerate the maturity of any such EMMT Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such EMMT Indebtedness to become due and payable prior to its expressed maturity; or (ii) any judgment or order for the payment of money in excess of $20,000,000 (taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without reservation) shall be rendered against Borrower and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.

          (e)    Bankruptcy, Insolvency.    Borrower shall:

            (i)    become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

            (ii)   apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or a substantial portion of its property, or make a general assignment for the benefit of creditors;

            (iii)  in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

            (iv)  permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Borrower, and, if any such case or proceeding is not commenced by Borrower, such case or proceeding shall be consented to or acquiesced in by Borrower or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

            (v)   take any corporate action authorizing, or in furtherance of, any of the foregoing.

        3.2.    Remedies.

          (a)    Remedies Upon a Bankruptcy.    If an Event of Default described in clause (e) of Section 3.1 shall occur, the obligation of Lender to make Revolving Loans hereunder shall automatically terminate and the outstanding principal amount of all Revolving Loans and other obligations of Borrower hereunder shall automatically be and become immediately due and payable, and all Letters of Credit issued on behalf of Borrower shall be immediately returned to

  Lender or 100% cash collateralized by Borrower, without notice, demand or presentment, all of which are hereby waived by Borrower.

          (b)    Remedies Upon Other Events of Default.    If any Event of Default (other than an Event of Default described in clause (e) of Section 3.1) shall occur for any reason, whether voluntary or involuntary, and be continuing, Lender, by written notice to Borrower, may declare (i) the obligation of Lender to make Revolving Loans to Borrower hereunder to be terminated (if not theretofore terminated) and/or (ii) all or any portion of the outstanding principal amount of Revolving Loans and other obligations of Borrower hereunder to be due and payable, and all Letters of Credit issued on behalf of Borrower shall be immediately returned to Lender or 100% cash collateralized, whereupon the obligation of Lender to make Revolving Loans to Borrower and to have issued on behalf of Borrower Letters of Credit shall terminate and/or the outstanding principal amount of Revolving Loans and other obligations of Borrower hereunder which shall be so declared due and payable shall be and become immediately due and payable, and all Letters of Credit issued on behalf of Borrower shall be immediately returned to Lender or 100% cash collateralized, without further notice, demand or presentment, all of which are hereby waived by Borrower.

          (c)    Cash Collateralization.    As used in Sections 3.2(a) and (b) above, "cash collateralization" shall mean the immediate deposit into an account established and maintained by the Lender, which account may be a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of and for the benefit of the Lender, of cash in an amount equal to the outstanding amount of all Letters of Credit.

          (d)    Rescission of Declaration.    Any declaration made pursuant to clause (b) above may, should Lender in its absolute discretion so elect, be rescinded by written notice to Borrower at any time after the principal of the Revolving Loans shall have become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, shall have been entered; provided that Borrower shall have paid all other amounts then owed to Lender including all costs, expenses and liabilities incurred by Lender in respect of such declaration and all consequences thereof (except principal of the Revolving Loans which by such declaration shall have become payable) and every other Event of Default shall have been made good, waived or cured; and provided, further, that no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

ARTICLE 4

MISCELLANEOUS PROVISIONS

        4.1.    Waivers, Amendments.

        (a)   The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Borrower and Lender.

        (b)   No failure or delay on the part of Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Lender under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        4.2.    Notices.    All notices and other communications, other than Borrowing and Letter of Credit Requests, provided to any party hereto under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a written notice to the other party:

To Borrower:	Edison Mission Marketing & Trading, Inc. 160 Federal Street Boston, MA 02110-1776 Attention: Director, Finance Telephone: (617) 912-6000 Facsimile: (617) 912-6005
To Lender:	Midwest Generation, LLC One Financial Place 440 South LaSalle Street Suite 3500 Chicago, IL 60605 Attn: Georgia R. Nelson Facsimile No.: (312) 581-6111

Any notice, if mailed and properly addressed with postage prepaid shall be effective five (5) Business Days after being sent or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (if confirmed). Borrowing and Letter of Credit Requests shall be provided pursuant to the provisions of Appendices B and C, respectively, attached hereto.

        4.3.    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        4.4.    Headings.    The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

        4.5.    Execution in Counterparts, Effectiveness.    This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        4.6.    Governing Law; Entire Agreement.    THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        4.7.    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender.

        4.8.    Forum Selection and Consent to Jurisdiction.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY

CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

        4.9.    Waiver of Jury Trial.    LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR BORROWER. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Agreement to be executed by their respective officers as of the day and year first above written.

EDISON MISSION MARKETING & TRADING, INC. as Borrower
By:	/s/ JOHN P. FINNERAN, JR. Name: John P. Finneran, Jr. Title: Vice President
MIDWEST GENERATION, LLC, as Lender
By:	/s/ JOHN P. FINNERAN, JR. Name: John P. Finneran, Jr. Title: Vice President

EXHIBIT A to
Revolving Credit Agreement

[FORM OF]
NOTE

$200,000,000.00	[DATE]

        FOR VALUE RECEIVED, the undersigned, EDISON MISSION MARKETING TRADING, INC., a California corporation ("Borrower"), promises to pay to the order of MIDWEST GENERATION, LLC, a Delaware limited liability company ("Lender"), on or before the Termination Date, the principal sum of $200,000,000.00 or such lesser amount which Lender advances to Borrower from time to time pursuant to that certain Revolving Credit Agreement, dated as of April 27, 2004 (the "Revolving Credit Agreement"), by and between Borrower and Lender. All requests by Borrower for advances under this Note shall be made in such manner and form and with such prior notice as prescribed in the Revolving Credit Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Revolving Credit Agreement.

        Borrower also promises to pay to Lender the amounts specified in Section 2.4 of the Revolving Credit Agreement. Payments of such amounts and of principal are to be made in Dollars in same day or immediately available funds to the account designated in a writing delivered by Lender to Borrower.

        This Note evidences Indebtedness incurred under the Revolving Credit Agreement to which reference is made for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

        The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to this Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal balance of the Revolving Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the information so set forth; provided, however, that the failure of Lender to make any such notations shall not limit or otherwise affect any obligations of Borrower.

        All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        If any payment on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day.

        THIS NOTE HAS BEEN DELIVERED IN NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

EDISON MISSION MARKETING & TRADING, INC.
By:
Name: Title:

REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Revolving Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B to
Revolving Credit Agreement

[FORM OF]
BORROWING REQUEST

Midwest Generation, LLC
One Financial Place
440 South LaSalle Street Suite 3500
Chicago, IL 60605
Attn: Georgia R. Nelson
Facsimile No.: (312) 581-6111

EDISON MISSION MARKETING & TRADING, INC.

Ladies and Gentlemen:

        This Borrowing Request is delivered to you pursuant to Section 2.2 of the Revolving Credit Agreement, dated as of April 27, 2004 (together with all amendments, supplements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between Edison Mission Marketing & Trading, Inc. (the "Borrower") and Midwest Generation, LLC (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The Borrower hereby requests that Revolving Loans be made in the aggregate principal amount of                  on                  . The Borrower hereby confirms that the proceeds of the Borrowing will be used for the purposes permitted in the Credit Agreement. Without limitation on the foregoing, Borrower certifies that the proceeds of the Borrowing will be used solely to support Permitted Trading Activities conducted by Borrower for the benefit of Lender.

        Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

        Amount to be Transferred

        Financial Institution

        Routing Number

        Account Party

        Account Number

        Special Instructions

        The Borrower has caused this Borrowing Request to be executed and delivered by its Authorized Representative on this            day of                        ,            .

EDISON MISSION MARKETING & TRADING, INC.
By:

Name: Title:

EXHIBIT C to
Revolving Credit Agreement

[FORM OF]
LETTER OF CREDIT REQUEST

Midwest Generation, LLC
One Financial Place
440 South LaSalle Street Suite 3500
Chicago, IL 60605
Attn: Georgia R. Nelson
Facsimile No.: (312) 581-6111

EDISON MISSION MARKETING & TRADING, INC.

Ladies and Gentlemen:

        This Letter of Credit Request is delivered to you pursuant to Section 2.5 of the Revolving Credit Agreement, dated as of April 27, 2004 (together with all amendments, supplements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between Edison Mission Marketing & Trading, Inc. (the "Borrower") and Midwest Generation, LLC (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The Borrower hereby requests that Letters of Credit be issued in the aggregate principal amount of                        on                         to the persons listed below in the form attached as Attachment 1 hereto. The Borrower hereby confirms that such Letters of Credit will be used for the purposes permitted in the Credit Agreement. Without limitation on the foregoing, Borrower certifies that such Letters of Credit will be used solely to support Permitted Trading Activities conducted by Borrower for the benefit of Lender.

        Please have the Letters of Credit issued as follows:

        Amount:

        Beneficiary:

        Expiration Date:

        Special Instructions

        The Borrower has caused this Letter of Credit Request to be executed and delivered by its Authorized Representative on this            day of                        ,            .

EDISON MISSION MARKETING & TRADING, INC.
By:

Name: Title:

ATTACHMENT 1 to EXHIBIT C to
Revolving Credit Agreement

[FORM OF]
LETTER OF CREDIT

Midwest Generation, LLC—Revolver Letter of Credit

Applicant Address:

    Midwest Generation, LLC
    One Financial Place
    440 South LaSalle Street Suite 3500
    Chicago, IL 60605
    Attn: Georgia R. Nelson

For Account of:

    Edison Mission Marketing & Trading, Inc.
    160 Federal Street
    Boston, MA 02110-1776

In Favor of: (Beneficiary)

    Attn:

Amount:

Expiration:

        We hereby issue our Irrevocable Letter of Credit No.                        in your favor for the account of Edison Mission Marketing & Trading, Inc. ("Applicant") located at 160 Federal Street, Boston, MA 02110-1776, for an aggregate amount up to U.S. [                        ] (the "Stated Amount").

        Funds under this Letter of Credit are available to the Beneficiary against your drafts at sight drawn on Citibank, N.A. (the "Bank"), and accompanied by the following:

        A certificate signed by an authorized signor of the Beneficiary stating "Edison Mission Marketing & Trading, Inc., is in default under one or more agreements between Edison Mission Marketing & Trading, Inc., and [Beneficiary's name], and [Beneficiary's name] is therefore entitled to [                        ] pursuant to said agreement."

        Certificates showing amounts due in excess of amounts available under this Letter of Credit are acceptable, however, in no event will payment exceed the amount available to be drawn under this Letter of Credit.

        Presentation of sight drafts shall be made at our office located at Citibank, N.A. c/o Citicorp North America Inc., 3800 Citigroup Center, Bldg. (F), 1st Floor Tampa, Florida, 33610, Attention: Standby Letter of Credit Department, phone number (813) 604-7180, (or at such other office as the Bank may designate by written notice). Each draft must be marked "Drawn under Citibank, N.A., Letter of Credit No.                        ." Presentation of such drafts may be made (a) by physical presentation, (b) by facsimile transmission of such draft received by the Bank at the address above (fax number (813) 604-7187) with prior concurrent telephone notice to the Bank. The Bank hereby agrees that the draft drawn under and in compliance with the terms of this Letter of Credit will be duly honored by the Bank upon delivery of the documents to be presented at such office on or before the Termination Date at the office specified above.

        Partial drawings are permitted.

        The fax shall act as operative instrument pending receipt by Beneficiary of hard copy via courier.

        This is an integral part of Letter of Credit No.    :

        Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practice, International Chamber of Commerce, Publication NO. 590 ("ISP98"). Matters not addressed by the ISP98 shall be governed and construed in accordance with applicable New York State and Federal Laws.

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REVOLVING CREDIT AGREEMENT